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                                  Exhibit 21.1

                  SHOREWOOD PACKAGING CORPORATION SUBSIDIARIES

          Name                                                  State of Incorporation/Country
          ----                                                  ------------------------------
Shorewood Packaging of California, Inc.                         California

Shorewood Packaging Company of Illinois, Inc.                   Illinois

SPC Company of Virginia, Inc.                                   Virginia

Shorewood Packaging Corporation of Alabama                      Alabama

Shorewood Packaging Corp. of Canada, Ltd.                       Ontario, Canada

Shorewood Transport, Inc.                                       New York

Shorewood Packaging of Delaware, Inc.                           Deleware

Shor-Wrap, Inc.                                                 Delaware

Shorewood Technologies, Inc.                                    Delaware

Shorewood Packaging Corporation of Georgia                      Georgia

Toronto Carton Corporation Limited                              Ontario, Canada

Shor-Wrap Packages of Canada, Ltd.                              Ontario, Canada

Shorewood Acquisition Corp. of Delaware                         Delaware

Shorewood Packaging Corporation of Virginia                     Delaware

SPC Company of New York, Inc.                                   New York

Shorewood Packaging Corporation of Connecticut                  Connecticut

Shorewood Corporation of Canada Limited                         Ontario, Canada

SPC Corporation Limited                                         Ontario, Canada

Shorewood Packaging Corporation of Oregon                       Oregon

Shorewood Packaging of North Carolina, Inc.                     Delaware

Shorewood Packaging Corporation of New York                     New York

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